UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2009

NEW LEAF BRANDS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-22024	77-0125664
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9380 E. Bahia Drive, Suite A201, Scottsdale, Arizona 85260

(Address of principal executive offices)(Zip Code)

(480) 951-3956

(Registrants telephone number, including area code)

N/A

(Former name of former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry Into a Material Definitive Agreement.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

Item 3.02

Unregistered Sales of Equity Securities.

On November 24, 2009, we completed a private placement of 15 Units.  Each Unit consisted of $100,000 principal amount of 10% Senior Secured Notes, referred to as “Notes,” and 24,000 shares of our common stock. The Units were sold to accredited investors in exchange for $100,000 per Unit. Our gross proceeds from the private placement were $1,500,000 and we agreed to issue an aggregate of $1,500,000 principal value of Notes and 360,000 shares of our common stock.

The Notes bear interest at a rate of 10% per year and are payable monthly beginning on December 21, 2009 and thereafter payable on the 19th of each month or, if the 19th is not a business day, payable on the next business day.  The Notes mature on May 24, 2010 or in the event of (i) the consummation by the Company of a merger, business combination, sale of all or substantially all of the Company’s assets or other change of control; or (ii) the Company securing a bank financing for working capital and when accomplished the funds will first be used to pay off the note holders fully. If the bank financing does not materialize or is insufficient to pay the Notes, future financings will first be used to pay off the notes or (iii) following the closing of any equity or debt financing (but excluding a Friends and Family Offering or Operational Finance) by the Company. In addition, a Friends and Family Offering (defined as a Company marketed best-efforts equity offering of up to $1,500,000 that closes by January 15, 2010) will not require a prepayment of the Notes and an Operational Finance (defined as any financing for normal daily operations) will not require a prepayment of the Notes.

The Company has the right to redeem all or a portion of the Notes for cash at any time without premium or penalty.  In each case, upon at least two business days prior notice, we will pay a purchase price plus accrued and unpaid interest, if any, to but not including the purchase date. The obligations of the Company under the Notes are secured by all accounts receivable and inventory present and after acquired of the Company and each subsidiary to be shared on a pari-passu basis relative to the number of Notes purchased by each Holder up to an aggregate total of $1,500,000 plus any accrued and outstanding interest on the Notes.

The preceding summary of the terms of the Notes is qualified in its entirety by reference to the full text of the Notes and the associated Agreements, which are filed as Exhibit 4.1 and Exhibit 4.2 to this Current Report on Form 8-K.

Settlement Agreement with O. Lee Tawes

On November 30, 2009, the Company entered into an Agreement with O. Lee Tawes, a member of the Company’s Board of Directors, whereby Mr. Tawes agreed to convert all of his outstanding notes in the amount of $2,798,357, including accrued interest, warrants to purchase 1,369,792 shares of our common stock, and 51,667 shares of Class I Preferred Stock, into an aggregate of 12,952,190 shares of common stock. Mr. Tawes will also receive under the Agreement $200,000 in cash, a $150,000 8% unsecured note due in January 2010, and a warrant to purchase 350,000 shares of our common stock with an exercise price of $0.25 and an expiration date in October 2014.  The preceding summary of the Agreement between the Company and Mr. Tawes  is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

With respect to the issuance of our securities as described above, we relied on the Section 4(2) exemption from securities registration under the federal securities laws for transactions not involving any public offering. No advertising or general solicitation was employed in offering the securities and the securities were sold to accredited investors. The securities were offered for investment purposes only and not for the purpose of resale or distribution and the transfer thereof was restricted by us.

This report contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our Company’s business based, in part, on assumptions made by our management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in our annual report on Form 10-K and in other documents that we file from time to time with the SEC.

In addition, such statements could be affected by risks and uncertainties related to our financial condition, factors that affect our industry, market and customer acceptance, competition, government regulations and requirements, general industry and market conditions and growth rates, and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this report, except as required by law.

Item 9.01

Financial Statements and Exhibits.

Exhibits

4.1

Form of 10% Senior Secured Note issued by the Company

4.2

Term sheet agreement between the Company and the Noteholders dated November 24, 2009

10.1

Settlement agreement between the Company and O. Lee Tawes, dated November 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 1, 2009	/s/ Eric Skae
(Signature)
Print Name: Eric Skae
Title: President and Chief Executive Officer